UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                    MPEG SuperSite, Inc.
        (Exact name of registrant as specified in its charter)

      Colorado                                 84-0503585
 (State of Incorporation)               (I.R.S. Employer ID No.)

 1358 5th Street Santa Monica CA                     90401
 (Address of Principal Executive Offices)         (Zip Code)

         Retainer Stock Plan for Non-Employee Directors and Consultants
                        (Full title of the Plan)

           Shawn F. Hackman, Esq., 3360 W. Sahara, Suite 200, NV 89102
                   (Name and address of agent for service)

                               (702) 732-2253
          (Telephone number, including area code, of agent for service)

                      Calculation of Registration Fee

     Title of     Amount to    Proposed     Proposed      Amount of
     Securities   be           Maximum      Aggregate     Registration
     to be        Registered   Offering     Offering      Fee
     Registered                Price Per    Price
                               Share (1)

     Common       750,000      $0.10        $75,000.00    $ 100.00
     Stock        Shares

 (1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering
 Price is estimated.



                              Part I
           Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual Information

 The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                Part II
             Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

 The following are hereby incorporated by reference:

        (a) The registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1998.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration documents referred to in (a) above.

        (c) The description of the Registrant's capital stock contained in the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange
 Act.

 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

 Inapplicable.

Item 5. Interest of Named Experts and Counsel.

 Neither the Registrant's Accountants, counsel, nor any other experts named in the registration statement has any equity or other interest in the Registrant.

Item 6. Indemnification of Directors and Officers.

 The Registrant's bylaws eliminates the personal liability of directors of the Registrant for violation of their fiduciary duty of care, and requires indemnification of directors and officers, to the full extent permitted by Colorado law, for claims against them in their official capacities.

Item 7. Exemption from Registration Claimed.

 Inapplicable.

Item 8. Exhibits.

 The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Item 9. Undertaking.

 The registrant makes the following undertakings:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section
 13(a) or section 15(d) of the Securities Exchange Act of 1934
 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities
 Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
 Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that indemnification is permitted to directors, officers and controlling personas of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
 Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
 (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities of such corporation it is the opinion of the SEC that any such indemnification is against public policy.

 SIGNATURES

 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on December 20, 1999.

 (Registrant) MPEG SuperSite, Inc.

 By: /s/ Bruce Tomiyami
     Bruce Tomiyami, President

 SPECIAL POWER OF ATTORNEY

 The undersigned constitute and appoint Bruce Tomiyami his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                Title                          Date
 By:/s/ Bruce Tomiyami    President, CFO, Secretary,     December 20, 1999
    Bruce Tomiyami        Director

 By:/s/ Joseph Muto       Treasurer, Director            December 20, 1999
    Joseph Muto

 By:/s/ Kunimitsu Misawa  Chairman, Director             December 20, 1999
    Kunimitsu Misawa

 EXHIBIT INDEX

 Exhibit   Description                                      Method
 Number                                                     of
                                                            Filing

 4         Retainer Stock Plan for Non-Employee Directors   See
           and Consultants                                  Below

 5, 24.1   Form of opinion re: legality of common stock     See
           rendered by Shawn F. Hackman, a P.C., Attorney   Below
           at Law, and consent of counsel

 24.2      Consent of Accountants                           See
                                                            Below

 25        Special Power of Attorney                        See
                                                            Signature Page




       EX-4
          2
              EXHIBIT 4, 1999 STOCK PLAN



                            MPEG SUPER SITE, INC.
         RETAINER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS

 1.  INTRODUCTION

 This plan shall be known as the "MPEG Super Site, Inc. Retainer Stock Plan For Non-Employee Directors and Consultants" is hereinafter referred to as the "Plan". The purposes of the Plan are to enable MPEG Super Site, Inc., a Colorado corporation (the "Company"), to promote the interests of the Company and its shareholders by attracting and retaining non-employee Directors and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders, by paying their retainer or fees in the form of shares of the Company's common stock, par value $.001 per share (the "Common Stock").

 2.  DEFINITIONS

 The following terms shall have the meanings set forth below:

 "Annual Meeting" means an annual meeting of the shareholders of the Company.

 "Board" means the Board of Directors of the Company.

 "Change of Control" has the meaning set forth in Section 12(d).

 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

 "Committee" means the committee that administers the Plan, as more fully defined in Section 13.

 "Common Stock" has the meaning set forth in Section 1.

 "Company" has the meaning set forth in Section 1.

 "Deferral Election" has the meaning set forth in Section 6.

 "Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock Account pursuant to Section 7.

 "Delivery Date" has the meaning set forth in Section 6.

 "Director" means an individual who is a member of the Board of Directors of the Company.

 "Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

 "Effective Date" has the meaning set forth in Section 3.

 "Exchange Act" has the meaning set forth in Section 13(b).

 "Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the NYSE Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

 "Participant" has the meaning set forth in Section 4.

 "Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

 "Stock Retainer" has the meaning set forth in Section 5.
 "Third Anniversary" has the meaning set forth in Section 6.

 3.  EFFECTIVE DATE OF THE PLAN

 The Plan shall be effective as of the date of the Meeting that occurs in 1999 (the "Effective Date"), provided that it is approved by the shareholders at such Meeting.

 4.  ELIGIBILITY

 Each individual who is a Director or Consultant on the Effective Date and each individual who becomes a Director or Consultant thereafter during the term of the Plan, shall be a participant ("Participant") in the Plan, in each case during such period as such individual remains a Director or Consultant and is not an employee of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

 5.  GRANTS OF SHARES

 Commencing on the Effective Date, the amount for service to directors or consultants shall instead be payable in shares of Common Stock (the "Stock Retainer") pursuant to this Plan.

 6.  DEFERRAL ELECTION

 From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer specifying which one of the following way the Stock Retainer is to be delivered: (a) on the date which is three years after the date of the Meeting for which it was originally payable (the "Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director or Consultant for any reason (the "Departure Date") or (c) in five equal annual installments commencing on the Departure Date (the "Third Anniversary" and the "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Year may not be changed less than six months prior to the beginning of such Year and provided, further, that no more than one Deferral Election or change thereof may be made in any Year. Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the 30th day prior to the 1999 Meeting.

 7.  DEFERRED STOCK ACCOUNTS

 The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Section 8, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

 8.  DELIVERY OF SHARES

       (a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Section 6(c), such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to
 Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to Section
 6(c) in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately.
 References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

        (b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, the "Trust") to assist it in accumulating the shares of Common Stock needed to fulfill its obligations under this
 Section 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.

 9.  SHARE CERTIFICATES; VOTING AND OTHER RIGHTS

 The certificates for shares delivered to a Participant pursuant to Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

 10.  GENERAL RESTRICTIONS

      (a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company may but shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

          (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

         (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

        (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

      (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

 11.  SHARES AVAILABLE

 Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Stock
 Retainers pursuant to the Plan is 5,000,000.  Shares of Common
 Stock issueable under the Plan may be taken from treasury shares of the Company or purchased on the open market.

 12.  ADJUSTMENTS; CHANGE OF CONTROL

      (a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of Common Stock held in such Deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to the Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the Plan and any such modification by the Committee shall be binding and conclusive on all persons.

       (b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

       (c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of Common
 Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control;
 (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock
 Account; and (iii) the Plan shall be terminated.

      (d) For purposes of this Plan, Change of Control shall mean any of the following events:

           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
                 Act")) (a "Person") of beneficial ownership (within the
                  meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors
                 (the "Outstanding Company Voting Securities"); provided,
                  however, that the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan
                  (or related trust) sponsored or maintained by the Company
                 or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (iii) of this
                  Section 12(d) are satisfied; or

           (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (a) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding
                  share exchange or consolidation, of the
                  Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan
                  (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company
                  Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

           (iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or
                  (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                  (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting
                  Securities, as the case may be) beneficially owns,
                 directly or indirectly, 20% or more of, respectively,
                  the then outstanding shares of common stock of such
                  corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

 13.  ADMINISTRATION; AMENDMENT AND TERMINATION

      (a) The Plan shall be administered by a committee consisting of three members who shall be the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President - Human Resources or such other senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

   (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability under
 Section 16(b) of the Securities Exchange Act of 1934, as amended
 (the "Exchange Act"), as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under New
 York law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal
 Revenue Code of 1986, as amended, the Employee Retirement Income
 Security Act of 1974, as amended, or the regulations thereunder.
 (c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

 14.  MISCELLANEOUS

       (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

       (b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

 15.  GOVERNING LAW

 The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada

 By:/s/ Bruce M. Tomiyami
 Bruce M. Tomiyami, President
 MPEG Super Site, Inc.




       EX-5
           3
             EXHIBIT 5, OPINION AND CONSENT OF SHAWN F. HACKMAN, A PC



                         Shawn F. Hackman, a P.C.
                        3360 West Sahara Avenue
                               Suite 200
                          Las Vegas, NV 89102
                             (702) 732-2253



 December 20, 1999


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, DC 20549

       Re: MPEG SuperSite, Inc. 1999
            Incentive Compensation Program

 Ladies and Gentlemen:

 We have acted as counsel to MPEG SuperSite, Inc., a Colorado corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 750,000 shares of its common stock (the "Shares"), $0.001 par value per share. The Shares are issuable pursuant to the Company's 1999 Incentive Compensation Plan (the "Plan").

 In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

 Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

 We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

 Shawn F. Hackman, a P.C.

 By:/s/Adam U. Shaikh, Esq.
    Adam U. Shaikh, Esq.




       EX-24.1
           4
              CONSENT OF ACCOUNTANTS



                  Kurt D. Saliger, Certified Public Accountant
                          5000 West Oakey Boulevard
                                  Suite A-4
                           Las Vegas, Nevada 89146

 December 18, 1999

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, DC 20549

          Re:  MPEG SuperSite, Inc. 1999
               Incentive Compensation Program

 Ladies and Gentlemen:

 As certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 31, 1999 in MPEG SuperSite, Inc.'s Form
 S-8, and to all references to our Firm included in this registration statement.

 Sincerely,

 By:/s/ Kurt D. Saliger
   Kurt D. Saliger, Certified Public Accountant